SECURITIES AND EXCHANGE COMMISSION
WASHINGTON DC 20549

______________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)  May 20, 2004
SAVON TEAM SPORTS, INC.

(Exact name of Registrant as Specified in Charter)

Utah	333-68532	87-06738911

(State of Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

5711 Buckingham Parkway, Culver City, CA 90230

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code (310) 645-9680
5039 South 1075 East, Ogden, Utah 84403

(Former Name or Former Address, if changed since last report)

Item 1. Changes in Control of Registrant.

Acquisition of Fine Ventures LLC

Pursuant to an Exchange Agreement (the “Exchange Agreement”) dated as of May 20, 2004, by and among SavOn Team Sports, Inc. (the “Registrant” or the “Company), Michael Rubin, Russell Fine and Debra Fine, as trustees of the Fine Family Trust (“Trustees”), SWT Investments LLC, a California limited liability company (“SWT”), Phoenix Capital Opportunity Fund, LP, a Florida limited partnership (“Phoenix”), David Marshall, Inc., a California corporation (“Marshall”) and David L. Ficksman and Maxine B. Ficksman, as trustees of the Ficksman Family Trust (“Ficksman Trustees” together with Trustees, SWT, Phoenix and Marshall, the “Sellers”), on May 20, 2004 (the “Closing Date”), the Registrant acquired from the Sellers (the “Acquisition”) all of the issued and outstanding equity interests of Fine Ventures, LLC, a California limited liability company (the “Fine Venture Interests”). As consideration for the Fine Venture Interests, the Registrant issued 45,313,750 shares of its common stock, par value $0.001 per share. As a condition to the closing of the Acquisition, Michael Rubin sold 5,530,000 shares of the Registrant’s common stock to the Sellers. The consideration for the Acquisition was determined through arms length negotiations between the management of the Registrant and the Sellers.

Acquisition of Small World Toys

Pursuant to the terms of a Stock Purchase Agreement (the “Purchase Agreement”) dated as of May 20, 2004, by and among the Registrant, Debra Fine (“Fine”), Small World Toys, a California corporation (the “Small World Toys”), Eddy Goldwasser (“Eddy Goldwasser”) and Gail S. Goldwasser, Trustee of the Gail S. Goldwasser and Mark Chatinsky Family Trust (“Gail Goldwasser”; collectively with Eddy Goldwasser, “Goldwassers”), on May 20, 2004, the Registrant acquired from the Goldwassers (the “Stock Purchase”) all of the issued and outstanding equity interests of Small World Toys (the “SWT Shares”). As consideration for the SWT Shares, the Registrant paid an aggregate sum of $7,200,000 (the “Purchase Price”). The Purchase Price was delivered as follows; (i) $5,000,000 in cash (the “Cash Consideration”); and (ii) $2,200,000 in the form of a $500,000 six month promissory note (the “Six Month Note”), a $1,000,000 seven month promissory note (the “Seven Month Note”), and a $700,000 two year promissory note (the “Two Year Note” together with the Six Month Note and the Seven Month Note, the “Promissory Notes”). The Cash Consideration was the proceeds of a bridge loan from SWT, LLC, a Delaware limited liability company. Pursuant to the terms of the bridge loan agreement, the Registrant executed a five year note with interest payable at 10% per annum (the “Bridge Note”). The Bridge Note is secured by a pledge of five-sixth of the SWT Shares and the Promissory Notes are secured by a pledge of the remaining one-sixth of the SWT Shares. The consideration for the Purchase Price was determined through arms length negotiations between the management of the Registrant and the Goldwassers.

Election of New Directors and Officers

On the Closing Date, Michael Rubin resigned as President, Secretary Chief Financial Officer and Director of the Registrant and Fred Lacey and Pamela Warren resigned as directors. Effective May 20, 2004, Debra Fine and John Wang began serving their terms as members of the Board of Directors of the Registrant. The newly elected directors appointed Debra Fine as the Chief Executive Officer and Secretary. Effective May 24, 2004 the directors appointed Robert Rankin as Chief Financial Officer. It is expected that additional directors will be elected at such time as the Company obtains director and officers liability insurance.

Biography of New Officers and Directors

Debra Fine, Chief Executive Officer and Secretary

Ms. Fine has served as the Chief Executive Officer and Secretary since May 20, 2004. Prior to joining SavOn, Ms. Fine served as the Chief Executive Officer of Fandom Media, a “tween” products company from 2000 to 2002. From 1998 to 2000 she served as president of New Media. With over 15 years of experience in consumer products, entertainment and media, Ms. Fine possess a strong background in operations, marketing, licensing and creating growth in start-up ventures. Highlights of her career include Vice President of Marketing for Disney Interactive Products, VP Strategy for Kraft, Quaker, and American Express while at Marketing Corporation of America, Chief Executive Officer of Cloud 9 Children’s products, a director of EM Ventures (Venture Fund, LP Michael Milken). She holds a Bachelor of Arts in Journalism and Advertising from the University of Southern California.

Robert Rankin, Chief Financial Officer

Prior to joining the Company, Mr. Rankin served as a Financial Consultant, the last assignment as an interim CFO for a semiconductor start-up company from 2003 to 2004.  Prior to being a Financial Consultant, Mr. Rankin held positions as Chief Financial Officer of public and private, mid-cap and start-up companies in the high technology and aerospace industries.  Mr. Rankin co-founded an application service provider software company that was first to market in 2000.  As CFO, Mr. Rankin directed the sale of a software start-up, webcasts.com in 2000 for a valuation over $100 million.  Under his leadership as CFO, DeCrane Aircraft Holdings grew from a highly leveraged, VC funded, private aerospace company with sales of $13 million in 1991 to a multinational public company with sales of almost $200 million in 1998. Mr. Rankin’s background also includes senior financial management positions with BFGoodrich and Coltec Industries.  Mr. Rankin has a Bachelor of Science in Mechanical Engineering and a Master of Science in Business, both from Carnegie-Mellon University.

John Wang, Director

John Wang is Partner and Managing Director of SBI USA. John has over 10 years of investment banking and management consulting experience in Asia as well as the United States. As Executive VP and Managing Director of SBI e2-Capital Limited, John was responsible for launching the company’s U.S. operations. As senior manager of Accenture Consulting’s Communications, Media and High Tech Group, John served as strategy consultant to prominent high tech companies in the region, such as China Mobile China Telecom, Cable and Wireless Hong Kong Telecom, Compaq, Daimler Chrysler and Shanghai Online. His expertise includes strategy formulation, e-business transformation, merger integration and business restructuring. Most notably, he helped China Mobile build its corporate strategy in preparation for its IPO, Shanghai Post and Telecom launch broadband services, and Compaq restructure operations after the Digital acquisition. Prior to joining Accenture Consulting, John was lead telecom analyst for Pyramid Research, covering the markets of Greater China and Southeast Asia. John holds a BA in International Relations from Tufts University and a MA in International Business from The Fletcher School of Law and Diplomacy, Tufts and Harvard Universities. He is also a graduate of the Washington International Studies Program at St. Catherine's College, Oxford University with a specialization in Politics, Philosophy and Economics, as well as the executive education course on Private Equity at Harvard Business School.

Share Ownership

The following table sets forth certain information known to the Company regarding the beneficial ownership of the common stock, immediately following the closing of the Acquisition by (a) each beneficial owner of more than five percent of the Common Stock; (b) each of the Company’s directors; and (c) all of the Company’s directors and executive officers as a group. Except as otherwise indicated, each person has sole voting and investment power with respect to all shares shown as beneficially owned, subject to community property laws where applicable. Unless otherwise specified, the address of each person set forth below is 5711 Buckingham Parkway, Culver City, CA 90230.

Name/Title	Total Number of Shares	Percentage Ownership (1)

Officers and Directors:
Debra Fine (2)	15,158,556	28.89%
Robert Rankin (3) John Wang, Director (4)	_ 8,488,364	_ 16.25%

All Directors and Executive Officers (3 persons)	32,135,284	45.14%

5% Beneficial Owner:
SWT Investments, LLC (5)	8,488,364	16.25%
David Marshall, Inc. (6)	10,785,993	20.56%
Phoenix Capital Opportunity Fund, LLP (7)	7,545,212	14.38%
__________________

(1) Based on 52,470,750 shares outstanding as of May 20, 2004.

(2) Debra Fine is the Chief Executive Officer, and Secretary of the Company. Her shares are held indirectly in the Fine Family Trust of which she is the Co-Trustee.

(3) Robert Rankin is the Chief Financial Officer.

(4) John Wang is a director of the Company. His shares are held indirectly through his 50% ownership of SWT Investments, LLC. The address for SWT Investments is 610 Newport Center Drive, Suite 1205 Newport Beach, CA  92660.

(5) The address for SWT Investments, LLC is 610 Newport Center Drive, Suite 1205 Newport Beach, CA  92660.

(6) The address for David Marshall, Inc. is 9229 Sunset Blvd. #505, Los Angeles, CA 90069.

(7) The address of the Phoenix Capital Opportunity Fund is One Sarasota Tower, 2 N. Tamiami Trail, Suite 310, Sarasota, FL 34236.

Item 2. Acquisition or Disposition of Assets.

The information set forth above under “Item 1. Changes in Control of Registrant” is incorporated herein by reference.

Until the Closing Date, the Registrant had only nominal assets and liabilities and limited business operations. As a result of the Acquisition, the Registrant will continue the business operations of Small World Toys. The Registrant is a holding company and has no significant business operations or assets other than its interest in Small World Toys.

Overview of Small World Toys

Small World Toys develops, manufactures, markets and distributes educational toys and products in Infant, Pre-School, Early Learning, Imagination and Activity play. The company distributes its product in Specialty, Mass, Chain, Education, Catalog, Online and International channels of business through sales representatives firms as well as in house sales executives. The company also distributes product, for several well known brands. The company’s proprietary brands include IQ Baby, Ryan’s Room, Puzzibilities, Gertie, Small World Kids, All About Baby and Small World Living. The company is focused on evergreen or long life cycle products (4-7 years) that are less seasonal in nature (infant and pre-school products are bought year-round, not just during the holiday’s).

Industry Overview

The U.S. toy market is a robust and growing sector with estimated annual revenues of $25 billion. Historic growth rates in the toy industry (which includes educational and early learning products) have averaged 5% to 7% annually. However, recent declines due to specific industry issues such as a lackluster economy, the bankruptcy of key customers such as K-Mart, eToys, and FAO Schwarz and lost sales due to the closure of the Port of Long Beach in 2002, have led to lower growth rates over the last two to three years. Despite this recent slow down and the relative maturity of the toy industry, the numbers from the NPD Group report that same store sales grew 5% at the end of December 2003. In addition, two leading experts in the industry, Packaged Facts and the Toy Industry Association, are predicting growth rates will return to 5% to 7% annually from 2004-2007.

Toy industry growth will be primarily fueled by three trends:
  Favorable Demographics:
  The U.S. population of children under the age of 12 is at an all-time high at close to 38% of the population, or 64 Million children.

  The U.S. birthrate is higher than it has been in 30 years due to an increase in fertility and the trend of mothers having children later in life, creating a market filled with more affluent parents.

  There are over 70 Million people in the United States over the age of 55. That number is expected to grow 60% by 2007, which is six times faster than the rest of the population. Grandparents currently spend more than $2 Billion in toys for their grandchildren annually.

  Packaged Facts projects a 35% increase in the U.S. Hispanic population from 2000-2010 versus a 1% growth rate for the non-Hispanic population. The Hispanic population also tends to be highly family centric and is 27% more predisposed to buy infant and preschool toys than the average population.

  The International Opportunity:
According to the International Council of Toy Industries the International toy markets currently account for $6 Billion in sales for U.S. toy companies. Large toy companies such as Mattel, Hasbro and MGA (Brat dolls) generate approximately approximately $160 million overseas which comprises approximately 15% to 25% of their business collectively.

  Rapid Growth Segments:
The U.S. toy industry is an oligopoly, with a few large players such as Mattel and Hasbro accounting for the majority of sales. This creates an opportunity for innovative and responsive small players to establish profitable brands. This opportunity is very apparent in the growth of the educational and early learning segment of the industry, as schools are expecting that children achieve more at an earlier age and parents become increasingly involved in that early development.

Product Overview

Small World’s proprietary product line features toys for children ages 0-10 with a focus of promoting, early learning, education, discovery and imagination. We develop and manufacture high-quality products designed for the specialty and educational markets. Our product line includes over 800 products which offer a variety of toys for all age groups.

  IQ Baby – Designed for children from birth and up, the IQ Baby line are soft toys that invite exploration, encourage discovery and grow with infants as they learn.

  Small World Kids – Designed for pre-school and up, Small World Kids offers classic toys that inspire discovery and imagination, fostering valuable development skills kids will use for a lifetime.

  Ryan’s Room – Classic wood toys that inspire discovery and imagination, fostering valuable development skills kids will use for a lifetime, designed for age one and up.

  Puzziblities – A comprehensive wood puzzle system with four progressive levels to match a child's age and developmental abilities.

  All About Baby - Wide selection of dolls and accessories specially designed to last through many years of love and care.

  Gertie – An award-winning line of balls for all ages.

  Caféplay – An imagination cooking line for ages five and up.
Sales and Marketing

Our products are sold nationally and internationally to a broad spectrum of customers including wholesalers, distributors, chain stores, discount stores, mail order houses, catalog stores, department stores and other traditional retailers, large and small, as well as internet-based “e-tailers.” Our own sales force manages a wide group of sales representatives across the country as well as sell directly to key accounts. Remaining sales are generated by independent distributors outside of the United States.

Generally our products and brands are promoted through local market promotions, merchandising and advertising. Our product launches include in-store merchandising displays, newspaper ads that are co-oped with our retail customers and special discount and financial dating programs. At this time, we focus on in-store and local advertising and promotion to market our products. In addition, we participate and maintain a booth for National Toy Shows, particularly in New York for the New York Toy Fair’s in October and February. We also attend JPMA (Juvenile Products Manufacturers Assoc.), NSSEA (National School Supply & Education Assoc., and ABC (All Baby's and Children Expo).

Manufacturing

Small World Toys outsources the manufacturing of its proprietary products to vendors in Asia. We believe our outsourcing strategy enhances the scalability of our manufacturing efforts. We use several manufacturers to source components and build finished products to our specifications. Manufacturers are selected based on their technical and production capabilities and are matched to particular products to achieve cost and quality efficiencies. We have long- standing relationships with many of our manufacturers. The majority of our products are shipped directly to our warehouse in Carson, California and are later shipped to meet the demands of our major U.S. retailers and distributors.

Customers and Customer Service

Our three largest customers, Marmarx, Ross and GEMS, represent 22.3% of 2003 sales. We believe that our ability to establish and maintain long-term relationships with our customers depends, in part, on the strength of our customer support and service operations. We encourage and utilize frequent communication with and feedback from our customers and retailers to continually improve our products and service. We offer toll-free telephone support for customers who prefer to talk directly with a customer service representative. We also respond to email inquiries received through our website.

Research and Development

While many of our products are evergreen or long life cycle products, we are continually developing new products and the redesigning of existing products. In 2003, we spent approximately one million dollars on activities relating to the development, design and engineering of new products and their packaging. Our product offerings are a combination of proprietary products that we design, sourced product that we find in other countries, purchase and package in our packaging for distribution and open market product that we put through our distribution chain for retailers. We also choose product for specific retailers such as Marmax and Ross stores. Some of our product is shipped directly from China, where it is manufactured, to retailers or it is shipped to our warehouse facilities in Carson, California. Upon reaching our warehouse it is sent out to various chains and independent retail stores.

Competition

We compete primarily in the infant and pre-school category and the educational toy category of the U.S. toy industry and, to some degree, in the international toy industry. We believe the principal competitive factors impacting the market for our products in retail stores are brand, design, features, educational soundness, quality and price. We compete with several large toy companies in our product categories, primarily Mattel, Inc., Hasbro, Inc. and smaller toy companies that distribute products into the Specialty Toy market such as “LCI” and International Playthings.

Distribution Agreements

Small World markets and distributes the following high quality products from other companies:
  Little Tikes - High quality well-known brands known for providing durable, imagination and active fun for young children, including infant toys, play trucks and pre-school development.

  TOLO - Toys for infants and toddlers that guarantee fun plus fine and gross motor skill development, critical thinking, sensory development, cause and effect and open ended play.
Seasonality

Our business is subject to seasonal fluctuations. We introduce new product catalogs twice a year, in January and in June. Due to retailer “early buy” programs, our sales are less seasonal than many of our competitors.

Government Regulation

Our toy and game products sold in the United States are subject to the provisions of The Consumer Product Safety Act (the “CPSA”), The Federal Hazardous Substances Act (the “FHSA”), The Flammable Fabrics Act (the “FFA”), and the regulations promulgated thereunder.

The CPSA empowers the Consumer Product Safety Commission (the “CPSC”) to take action against hazards presented by consumer products, including the formulation and implementation of regulations and uniform safety standards. The CPSC has the authority to seek to declare a product “a banned hazardous substance” under the CPSA and to ban it from commerce. The CPSC can file an action to seize and condemn an “imminently hazardous consumer product” under the CPSA and may also order equitable remedies such as recall, replacement, repair or refund for the product. The FHSA provides for the repurchase by the manufacturer of articles that are banned.

Consumer product safety laws also exist in some states and cities within the United States and Europe. We employ testing and other procedures intended to maintain compliance with the CPSA, the FHSA, the FFA, international standards, and our own standards. Every item carried by Small World Toys conforms to the safety guidelines as outlined by the Consumer Product Safety Commission (CPSC). To ensure that all of our items meet the highest safety standards, all items are regularly tested to the most current ASTM F963 standard. We also perform in-house testing on all items for ages up to 3 years. In addition to the standard ASTM F963 testing, we also require CPAI-84 testing on all camping gear, current FCC testing on all electronic frequency items, and ASTM D4236 relevant to all arts and crafts items we carry. Notwithstanding the foregoing, there can be no assurance that all of our products are or will be hazard free. Any material product recall could have an adverse effect on our results of operations or financial condition, depending on the product and scope of the recall, and could negatively affect sales of our other products, as well.

Working Capital Requirements

Our working capital needs are primarily financed through cash generated from normal operations and, when necessary, short-term borrowings, which generally reach peak levels during the August through November period of each year. To gain shelf space and address the seasonality of the toy industry, we offer early buy programs that are volume related with extended payment terms. Our historical revenue pattern is one in which the second half of the year is more significant to our overall business than the first half and, within the second half of the year, the fourth quarter is the most prominent. The trend of retailers over the past few years has been to make a higher percentage of their purchases of toy and game products within or close to the fourth quarter holiday consumer buying season, which includes Christmas. We expect that this trend will continue.

Strategic Plan

Our short to mid-term strategic plan is to focus on both domestic and international market expansion. To achieve this goal, we will focus on brand recognition, quality control, decreasing costs, research and development and strategic acquisitions.

With respect to acquisitions, we will use Small World Toys as the platform company that will provide a strong, profitable financial base, well-known and respected brands, long-standing retail relationships and strong operating experience. This base will provide the infrastructure from which to acquire additional companies, products and brands. These additional acquisition targets will be chosen to create synergies in operations, production and distribution without cannibalizing sales. The strategy is to grow the entity into a strong, branded company.

While the U.S. toy industry, excluding video games, is dominated by only a few toy manufacturers and retailers, there are many small toy manufacturers and distributors operating in the $10 to 50 million revenue range. Therefore, we believe acquisitions provide an attractive growth opportunity to create scale and drive greater efficiencies through consolidation, market share gains and expanded product offerings. We will seek to leverage our existing strengths, and add new expertise, through acquisitions that offer strategic value and cross-selling opportunities. In addition, we may seek to acquire product lines in addition to companies.

The benefits of the proposed strategy include:

  Enhanced channels of distribution for products through the combination of the potential target’s mass distribution channels with Small World’s specialty retail distribution channels.

  Diversified product lines within high growth categories. This will create significant in store placement in multiple sections of the store, which will increase per store orders and a greater percentage of shelf space.

  Greater number of unit sales in a given category which will decrease costs and increase margins.

  Full utilization of operations which will increase margins. Larger orders increase margins as R&D is amortized much more quickly and vendors offer price breaks for larger quantity orders.

  Expanded distribution into sales channels (including international markets) to drive sales and improve manufacturing access.

  Cost improvements in production and distribution coupled with expanded and improved product lines leading to increased profitability and growth.
We regard economies of scale, product line extensions, new customer relationships, and opportunities for increased cost reductions as particularly important in our analysis of a potential acquisition's strategic value. However, acquisitions involve many uncertainties, and our attempts to identify appropriate acquisitions, and finance and complete any particular acquisition, may not be successful. In addition, growth by acquisition involves risks that could adversely affect the Company's results of operations, including difficulties in integrating the operations, the potential loss of key employees of acquired companies and potential increase of indebtedness to finance the acquisition.

Employees and Facilities.

We currently employ 58 people. Our headquarters are located at 5711 Buckingham Parkway, Culver City, California 90230. We lease this facility for $22,287 per month. The lease expires on February 28, 2006. The total square footage of this facility is 18,877. This facility is used primarily for office space.

We have a warehouse located at 24600 Main Street, Carson, California, 90745. We lease this facility for $26,861 per month. The lease expires on December 25, 2005. The total square footage of our facility is 62,496.

Item 5. Other Events.

The Registrant has moved its principal executive offices from 5039 South 1075 East, Ogden, Utah 84403 to 5711 Buckingham Parkway, Culver City, CA 90230.

Item 7. Financial Statement, Pro Forma Financial Information and Exhibits.

(a) Pro Forma Financial Information.

      The financial statements required by this item 7(a) are set forth at the end hereof.

(b) Financial Statements of Businesses Acquired.

      The financial statements required by this item 7(b) are set forth at the end hereof.

(c)  Exhibits.
2.1	Exchange Agreement, dated as of May 20, 2004
2.2	Stock Purchase Agreement, dated as of May 20, 2004
4.1	Pledge Agreement, dated as of May 20, 2004
4.2	Pledge Agreement, dated as of May 20, 2004
4.3	Registration Rights Agreement, dated as of May 20, 2004
10.1	Loan Agreement, dated as of May 20, 2004
10.2	$5,000,000 Term Note
10.3	$700,000 Promissory Note
10.4	$500,000 Promissory Note
10.5	$1,000,000 Promissory Note

  Item 8. Change in Fiscal Year End

  Effective May 31, 2004, the Registrant changed its fiscal year from June 30 to December 31. A report on Form 10-Q for the quarter ended June 30, 2004 will be filed on or before August 14, 2004.

  SIGNATURES

  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SAVON TEAM SPORTS, INC.
Date: June 3, 2004	By: /s/ Debra Fine
Name: Debra Fine Title: Chief Executive Officer

Savon Team Sports, Inc. and Small World Toys
Pro Forma Condensed Consolidated Financial Statements

  The following pro forma financial statements present the pro forma financial position and operating results, assuming purchase of Small World Toys for $7,200,000, recognition of goodwill and reverse merger with Savon Team Sports, Inc., a public reporting shell corporation, as if the transaction had taken place as of the beginning of the year.

The pro forma condensed consolidated financial statements may not be indicative of the actual results of the acquisition.

  The accompanying condensed consolidated pro forma financial statements should be read in connection with the historical financial statements of Savon Team Sports, Inc. ("STS") and Small World Toys ("SWT").

Savon Team Sports, Inc. and Small World Toys
Pro Forma Condensed Consolidated Balance Sheet
March 31, 2004

	SWT	STS	Adjustments	Pro Forma

Assets

Current assets:
Cash	$35,476	$486	$-	$35,962
Accounts receivable	5,976,123	-	-	5,976,123
Other receivables	238,439	-	-	238,439
Inventory - on premises	2,643,700	-	-	2,643,700
- in-transit	1,288,012	-	-	1,288,012
Prepaid expenses and other current assets	724,159	-	-	724,159

Total current assets	10,905,909	486	-	10,906,395

Property and equipment, net	291,007	2,562	-	293,569

Other assets	368,896	-	-	368,896
Goodwill ( C )	-	-	3,136,183	3,136,183

	$11,565,812	$3,048	$3,136,183	$14,705,043

Liabilities and Stockholders' Equity

Current liabilities:
Note payable, bank	$5,150,000	$9,035	$-	$5,159,035
Notes payable, officer-stockholders ( C )	683,723	-	(683,723)	-
Bridge loan, SWT, LLC ( C )	-	-	5,000,000	5,000,000
Notes payable to former shareholders, Small World Toys	-	-	2,200,000	2,200,000
Accounts payable	1,729,627	11,067	-	1,740,694
Accrued expenses ( B )	615,539	99	668,750	1,284,388
Deferred income taxes	6,829	-	-	6,829

Total current liabilities	8,185,718	20,201	7,185,027	15,390,946

Stockholders' equity:
Common stock	10,000	7,157	(10,000)	7,157
Additional paid-in capital	-	116,643	-	116,643
Retained earnings ( B )	3,370,094	(140,953)	(4,038,844)	(809,703)

Total stockholders' equity	3,380,094	(17,153)	(4,048,844)	(685,903)

	$11,565,812	$3,048	$3,136,183	$14,705,043

Savon Team Sports, Inc. and Small World Toys
Pro Forma Condensed Consolidated Statement of Operations
Three Months Ending March 31, 2004

	SWT	STS	Adjustments	Pro Forma

Net sales	$6,596,783	$-	$-	$6,596,783

Cost of sales	3,651,678	-	-	3,651,678

Gross profit	2,945,105	-	-	2,945,105

Operating expenses:
Warehousing	320,576	-	-	320,576
Selling	1,211,979	-	-	1,211,979
Marketing	435,020	-	-	435,020
Product development	199,608	-	-	199,608
Product selection	89,239	-	-	89,239
General and administrative	621,540	14,332	-	635,872
Provision for bad debts	49,505	-	-	49,505

Total operating expenses	2,927,467	14,332	-	2,941,799

Income (loss) from operations before other
income (loss) and provision for income taxes	17,638	(14,332)	-	3,306

Interest expense ( B )	-	-	133,750	133,750

Other income (loss)	26,781	(9,099)	-	17,682

Income (loss) before provision for income taxes	44,419	(23,431)	133,750	154,738

Provision for income taxes	1,060	-	-	1,060

Net income (loss)	$43,359	$(23,431)	$133,750	$153,678

Weighted average number of
shares outstanding ( A )	10,000	7,097,000	45,303,750	52,410,750

Savon Team Sports, Inc. and Small World Toys
Pro Forma Condensed Consolidated Statement of Operations
Year Ending December 31, 2003

	SWT	STS	Adjustments	Pro Forma

Net sales	$25,970,397	$1,904	$-	$25,972,301

Cost of sales	14,988,070	1,643	-	14,989,713

Gross profit	10,982,327	261	-	10,982,588

Operating expenses:
Warehousing	1,181,707	-	-	1,181,707
Selling	4,239,008	-	-	4,239,008
Marketing	1,195,075	-	-	1,195,075
Product development	719,449	-	-	719,449
Product selection	312,725	-	-	312,725
General and administrative	2,848,928	45,339	-	2,894,267
Provision for bad debts	141,400	-	-	141,400

Total operating expenses	10,638,292	45,339	-	10,683,631

Income (loss) from operations before other
income and provision for income taxes	344,035	(45,078)	-	298,957

Interest expense ( B )	-	-	535,000	535,000

Other income	436,250	720	-	436,970

Income (loss) before provision for income taxes	780,285	(44,358)	535,000	1,270,927

Provision for income taxes	39,974	-	-	39,974

Net income (loss)	$740,311	$(44,358)	$535,000	$1,230,953

Weighted average number of
shares outstanding ( A )	10,000	7,057,000	45,303,750	52,370,750

Notes to Condensed Consolidated Pro-forma Financial Statements

Note A:

  The pro forma adjustments give effect to the accounting for the transaction as an acquisition by Small World Toys of Savon Team Sports, Inc. using reverse merger accounting. Since there were negligible assets and liabilities of Savon Team Sports, Inc., there were no significant issues regarding purchase price allocation. The following adjustments to weighted average shares outstanding were made as if the transaction had taken place on January 1, 2004:

	As of March 31, 2004	As of December 31, 2003

Elimination of Small World Toys shares	(10,000)	(10,000)
Issuance of shares to Fine Ventures, LLC	45,313,750	45,313,750

	45,303,750	45,303,750

Note B :

	Year ending December 31, 2003	Three months ending March 31, 2004

To accrue interest on bridge loans and notes:
Bridge loan from SWT, LLC at 10% per annum	$500,000	$125,000
Note for $700,000 to former shareholders of Small World Toys at 5% per annum	35,000	8,750

	$535,000	$133,750

Note C :

Reflects purchase accounting adjustment for recognition of goodwill as follows:
Purchase price	$7,200,000
Net book value of assets acquired	(3,380,094)
Capitalization of notes from former shareholders of Small World Toys	(683,723)

	$3,136,183

                                  SMALL WORLD TOYS
                           (A CALIFORNIA CORPORATION)

                              FINANCIAL STATEMENTS

                        ELEVEN MONTHS (SHORT YEAR) ENDED
                              DECEMBER 31, 2002 AND
                           YEAR ENDED JANUARY 31, 2002

                                    CONTENTS

                                                                  PAGE

INDEPENDENT AUDITORS' REPORT                                        1

FINANCIAL STATEMENTS:
  Balance Sheets                                                    2
  Statements of Income                                              3
  Statement of Stockholders' Equity                                 4
  Statements of Cash Flows                                          5
  Notes to Financial Statements                                    6-16

                          INDEPENDENT AUDITORS' REPORT

Board of Directors
Small World Toys
Culver City, California

We have  audited  the  accompanying  balance  sheets of Small  World  Toys as of
December 31, 2002 and January 31, 2002,  and the related  statements  of income, stockholders'  equity and cash flows for the eleven  months  (short  year) ended
December  31, 2002 and for the year ended  January  31,  2002.  These  financial
statements   are  the   responsibility   of  the   Company's   management.   Our
responsibility  is to express an opinion on these financial  statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the  United  States of  America.  Those  standards  require  that we plan and perform the audit to obtain  reasonable  assurance  about  whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis,  evidence  supporting  the amounts and  disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant  estimates  made by  management,  as well as evaluating  the overall financial  statements  presentation.  We  believe  that  our  audits  provide  a reasonable basis for our opinion.

In our opinion,  the financial  statements  referred to above present fairly, in all material respects, the financial position of Small World Toys as of December
31, 2002 and January 31, 2002,  and the results of its operations and cash flows for the eleven  months  (short  year) ended  December  31, 2002 and for the year ended January 31, 2002,  in  conformity  with  accounting  principles  generally accepted in the United States of America.

/s/ Stonefiled Josephson, Inc.

CERTIFIED PUBLIC ACCOUNTANTS

Santa Monica, California
March 27, 2003

                                       1

                                SMALL WORLD TOYS

                                 BALANCE SHEETS

                                                                December 31,      January 31,
                                                                   2002             2002
                                                                 ----------       ----------
                                   ASSETS

CURRENT ASSETS:
  Cash                                                           $  171,206       $  720,937
 Accounts receivable, less allowance for doubtful accounts
    of $377,913 and $318,783                                      4,460,006        2,717,207
  Inventory                                                       2,537,817        2,800,744
  Merchandise in transit                                            510,246          489,818
  Prepaid expenses and other current assets                       1,098,910        1,567,414
  Deferred income taxes                                                  --            4,581
                                                                 ----------       ----------

          Total current assets                                    8,778,185        8,300,701

PROPERTY AND EQUIPMENT, net                                         399,042          491,090

OTHER ASSETS                                                        305,033          382,691
                                                                 ----------       ----------

                                                                 $9,482,260       $9,174,482
                                                                 ==========       ==========

                    LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
  Note payable, bank                                             $2,200,000       $2,400,000
  Current maturities of long-term debt                               10,305          663,946
  Accounts payable                                                1,707,724          958,526
  Accrued expenses and other current liabilities                    649,071          752,145
  Deferred income taxes                                               8,382               --
  Deferred revenues                                                      --          664,578
                                                                 ----------       ----------

          Total current liabilities                               4,575,482        5,439,195
                                                                 ----------       ----------

LONG-TERM DEBT, less current maturities                           1,327,255          605,278
                                                                 ----------       ----------

STOCKHOLDERS' EQUITY:
  Common stock; $1 par value; 200,000 shares authorized,
    10,000 shares issued and outstanding                             10,000           10,000
  Retained earnings                                               3,569,523        3,120,009
                                                                 ----------       ----------

          Total stockholders' equity                              3,579,523        3,130,009
                                                                 ----------       ----------

                                                                 $9,482,260       $9,174,482
                                                                 ==========       ==========

                                       2

                         SMALL WORLD TOYS AND SUBSIDIARY

                              STATEMENTS OF INCOME

                                                Short year ended                       Year ended
                                                December 31, 2002                   January 31, 2002
                                          -----------------------------        -----------------------------
                                             Amount           Percent            Amount            Percent
                                          -----------       -----------        -----------       -----------
NET SALES                                 $24,344,159             100.0%       $25,171,634             100.0%

COST OF SALES                              14,288,744              58.7         14,400,769              57.2
                                          -----------       -----------        -----------       -----------

GROSS PROFIT                               10,055,415              41.3         10,770,865              42.8
                                          -----------       -----------        -----------       -----------

OPERATING EXPENSES:
  Warehousing                               1,029,073               4.2          1,146,456               4.6
  Selling                                   3,816,775              15.7          4,107,886              16.3
  Marketing                                 1,010,053               4.1          1,127,590               4.5
  Product development and selection         1,017,235               4.2            863,226               3.4
  General and administrative                2,492,658              10.2          2,637,978              10.5
  Provision for bad debts                     443,374               1.8            326,794               1.3
                                          -----------       -----------        -----------       -----------

          Total operating expenses          9,809,168              40.2         10,209,930              40.6
                                          -----------       -----------        -----------       -----------

INCOME FROM OPERATIONS                        246,247               1.1            560,935               2.2

OTHER INCOME (EXPENSE)                        830,987               3.4            195,251               0.8
                                          -----------       -----------        -----------       -----------

INCOME BEFORE PROVISION FOR

  INCOME TAXES                              1,077,234               4.5            756,186               3.0

PROVISION FOR INCOME TAXES                     25,699               0.1             29,618               0.1
                                          -----------       -----------        -----------       -----------

NET INCOME                                $ 1,051,535               4.4%       $   726,568               2.9%
                                          ===========       ===========        ===========       ===========

                                       3

                                SMALL WORLD TOYS

                        STATEMENT OF STOCKHOLDERS' EQUITY

                                                         Common Stock                                     Total
                                              ------------------------------         Retained         stockholders'
                                                 Shares             Amount           earnings            equity
                                              -----------        -----------        -----------       ------------
Balance at January 31, 2001                        10,000        $    10,000        $ 2,911,208       $  2,921,208

Dividends                                                                              (517,767)          (517,767)

Net income for the year ended
  January 31, 2002                                                                      726,568            726,568
                                              -----------        -----------        -----------       ------------

Balance at January 31, 2002                        10,000             10,000          3,120,009          3,130,009

Dividends                                                                              (602,021)          (602,021)

Net income for the eleven months (short
  year) ended December 31, 2002                                                       1,051,535          1,051,535
                                              -----------        -----------        -----------       ------------

Balance at December 31, 2002                       10,000        $    10,000        $ 3,569,523       $  3,579,523
                                              ===========        ===========        ===========       ============

                                       4

                                SMALL WORLD TOYS

                            STATEMENTS OF CASH FLOWS

                           INCREASE (DECREASE) IN CASH

                                                                         Short year ended       Year ended
                                                                         December 31, 2002   January 31, 2002
                                                                         -----------------   ----------------
CASH FLOWS PROVIDED BY (USED FOR) OPERATING ACTIVITIES:
  Net income                                                                 $ 1,051,535        $   726,568
                                                                             -----------        -----------

  ADJUSTMENTS TO RECONCILE NET INCOME TO NET CASH
    PROVIDED BY (USED FOR) OPERATING ACTIVITIES:
      Depreciation and amortization                                              199,226            260,960
      Gain on sale of asset                                                      (14,000)           (40,024)
      Minority interest in loss of subsidiary                                         --                (45)
      Provision for bad debts                                                    443,374            326,794

CHANGES IN ASSETS AND LIABILITIES:
    (INCREASE) DECREASE IN ASSETS:
      Accounts receivable                                                     (2,186,173)          (276,373)
      Inventory                                                                  262,927          1,198,344
      Merchandise in transit                                                     (20,428)           435,171
      Prepaid expenses and other current assets                                  468,504           (123,136)
      Deferred income taxes                                                       12,963             10,794
      Other assets                                                                77,658            223,285

    INCREASE (DECREASE) IN LIABILITIES:

      Accounts payable, accrued expenses and other current liabilities           646,124           (297,397)
      Deferred revenues                                                         (664,578)           664,578
                                                                             -----------        -----------

          Total adjustments                                                     (774,403)         2,382,951
                                                                             -----------        -----------

          Net cash provided by operating activities                              277,132          3,109,519
                                                                             -----------        -----------

CASH FLOWS PROVIDED BY (USED FOR) INVESTING ACTIVITIES:

Payments to acquire property and equipment                                       (91,670)          (168,067)
Proceeds from sale of property and equipment                                          --             43,300
                                                                             -----------        -----------

          Net cash used for investing activities                                 (91,670)          (124,767)
                                                                             -----------        -----------

CASH FLOWS PROVIDED BY (USED FOR) FINANCING ACTIVITIES:
  Payments on line of credit                                                    (200,000)        (2,000,000)
  Proceeds from long-term debt                                                   216,589            263,366
  Principal payments on long-term debt                                          (148,253)          (476,923)
  Dividends paid                                                                (603,529)          (513,667)
                                                                             -----------        -----------

          Net cash used for financing activities                                (735,193)        (2,727,224)
                                                                             -----------        -----------

NET (DECREASE) INCREASE IN CASH                                                 (549,731)           257,528
CASH, beginning of year                                                          720,937            463,409
                                                                             -----------        -----------

CASH, end of year                                                            $   171,206        $   720,937
                                                                             ===========        ===========

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
  Income taxes paid                                                          $     8,518        $    20,153
                                                                             ===========        ===========
  Interest paid                                                              $   324,419        $   568,194

                                                                             ===========        ===========

SUPPLEMENTAL DISCLOSURE OF NON-CASH FINANCING ACTIVITY:
  Dividends declared                                                         $    10,950        $    12,600
                                                                             ===========        ===========

                                       5

                                SMALL WORLD TOYS

                          NOTES TO FINANCIAL STATEMENTS

               ELEVEN MONTHS (SHORT YEAR) ENDED DECEMBER 31, 2002
                         AND YEAR ENDED JANUARY 31, 2002

(1)   DESCRIPTION OF BUSINESS:

      GENERAL:

            Small World Toys (the "Company") is primarily engaged in the sale of imported and  domestic  specialty  educational  toys to gift and toy stores located  throughout the United States.  The Company  operates from Los  Angeles,  California  and has a showroom in New York City,
            New York.

(2)   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

      USE OF ESTIMATES:

            The   preparation  of  financial   statements  in  conformity   with
            accounting  principles  generally  accepted in the United  States of
            America  requires  management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent  assets and  liabilities  at the date of the financial statements and reported  amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

      REVENUE RECOGNITION:

            Revenues are recognized upon shipment of merchandise,  at which time title transfers. Shipping and handling charges are included in gross sales, with the related costs included in operating expense.

      CASH:

            EQUIVALENTS

            For  purposes  of the  statement  of cash  flows,  cash  equivalents include all highly liquid debt instruments with original  maturities of  three  months  or less  which  are not  securing  any  corporate obligations.

            CONCENTRATION

            The Company maintains its cash in bank deposit  accounts,  which, at times,  may exceed  federally  insured  limits.  The Company has not experienced any losses in such accounts.

                                       6

                                SMALL WORLD TOYS

                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)

               ELEVEN MONTHS (SHORT YEAR) ENDED DECEMBER 31, 2002
                         AND YEAR ENDED JANUARY 31, 2002

(2)   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED:

      ACCOUNTS RECEIVABLE:

            Concentrations  of credit risk with  respect to accounts  receivable are  limited due to the large  number of  customers  comprising  the
            Company's customer base. The Company requires no collateral from its customers and performs ongoing credit  evaluations of its customers'
            financial condition.

      FOREIGN CURRENCY TRANSACTIONS:

            The  Company  purchases   inventory  in  U.S.  dollars  and  foreign
            currencies.  Foreign  purchases are recorded at the exchange rate in effect when the merchandise is received or shipped.  Gain or loss is recognized  on the  difference  between the exchange  rates when the merchandise is received and when it is paid.

      INVENTORY:

            Inventory is valued at the lower of cost or market,  cost  generally being determined on a moving-average cost basis.

      PROPERTY AND EQUIPMENT:

            Property and  equipment  are valued at cost.  Depreciation  is being provided by use of  accelerated  methods over the  estimated  useful lives of the assets. The estimated useful lives of the assets are as follows:

               Computer hardware                                         5 years
               Warehouse equipment                                   5 - 7 years
               Computer software                                         5 years
               Furniture and fixtures                                5 - 7 years
               Furniture and fixtures held under capital lease           5 years
               Vehicles                                                  5 years

            Leasehold  improvements  are amortized on the  straight-line  method over the term of the lease or estimated  useful  life,  whichever is shorter.

            Expenditures  for  maintenance and repairs are charged to operations as incurred, while renewals and betterments are capitalized.

      INTANGIBLE ASSETS:

            In conjunction with an asset acquisition and license agreement dated
            November  26,  1997,  the  Company  entered  into a covenant  not to compete.  This assets was fully amortized and written off during the eleven months (short year) ended December 31, 2002.

                                       7

                                SMALL WORLD TOYS

                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)

               ELEVEN MONTHS (SHORT YEAR) ENDED DECEMBER 31, 2002
                         AND YEAR ENDED JANUARY 31, 2002

(2)   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED:

      ADVERTISING COSTS:

            The Company  expenses  advertising  costs as  incurred.  Advertising costs  charged  to  operations  were  $5,985 and $343 for the eleven months  (short year) ended  December 31, 2002 and for the year ended
            January 31, 2002, respectively. Advertising under co-op arrangements were  $102,790 and $133,416 for the eleven months (short year) ended
            December  31,  2002  and  for  the  year  ended  January  31,  2002, respectively.

      INCOME TAXES:

            The Company has elected to be taxed as an S Corporation  whereby the entire federal and California  taxable income or loss of the Company
            is  reportable  by  the  stockholders.   The  Company  will  not  be
            responsible  for federal  income tax or California  franchise tax in excess of the minimum tax, but will incur a 1.5% California  surtax.
            The Company has not elected to be treated as an S Corporation in New
            York and is therefore taxed as a C Corporation.

            Income  taxes  are  provided  for the tax  effects  of  transactions reported in the financial  statements and consist of taxes currently due plus deferred taxes.

            Deferred  income taxes are provided for temporary  differences  with respect to balance sheet items that result from different  reporting practices for financial statement and income tax purposes.  Deferred
            tax  assets  and   liabilities   represent  the  future  tax  return
            consequences of those  differences,  which will be either taxable or deductible when the assets and liabilities are recovered or settled.

            The principal  sources of temporary  differences are the recognition
            of  capitalizable   inventory  costs,  state  franchise  taxes,  and
            commission  accruals  and  differing  methods  used for property and equipment depreciation and accounts receivable write-offs.

            Deferred taxes are classified as current or noncurrent, depending on the  classification  of the  assets  and  liabilities  to which they relate.  Deferred taxes arising from temporary  differences that are not related to an asset or liability  are  classified  as current or
            noncurrent,   depending  on  the  periods  in  which  the  temporary
            differences are expected to reverse.

      RECLASSIFICATIONS:

            Certain  reclassifications  have been made to the prior year amounts to conform with the current year presentation.

                                       8

                                SMALL WORLD TOYS

                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)

               ELEVEN MONTHS (SHORT YEAR) ENDED DECEMBER 31, 2002
                         AND YEAR ENDED JANUARY 31, 2002

(3)   PREPAID EXPENSES AND OTHER CURRENT ASSETS:

      A summary is as follows:

                                                     December 31,    January 31,
                                                         2002            2002
                                                         ----            ----

          IRS deposit receivable                     $  412,325       $  523,183
          Packaging                                     280,087          317,636
          Design                                        189,512          211,686
          Other                                         130,434          156,882
          Catalogs                                      110,060          148,516
          Insurance                                      86,098           52,505
          Trademark                                      61,415           79,673
          Trade shows                                    59,085           74,835
          Purchases                                      35,060          143,248
          Taxes and licenses                              4,493           30,060
          Promotion receivable                               --          111,877
          Sublease rent receivable                           --           58,797
          Price list                                         --            7,816
                                                     ----------       ----------

                                                      1,368,569        1,916,714

          Less long-term portion of packaging,
          design and trademark                          269,659          349,300
                                                     ----------       ----------

                                                     $1,098,910       $1,567,414
                                                     ==========       ==========

      IRS DEPOSIT REFUND RECEIVABLE

      This represents a refundable Federal income tax deposit, which is required from certain  companies,  which have a fiscal year end other than December
      31 and elect S corporation status. Such deposits are computed and adjusted annually,  based on taxable  income and other  factors.  During the eleven months (short year) ended December 31, 2002, the Company elected to change their  year-end to December 31 for tax  purposes.  Therefore,  the Company will receive a refund of their Federal income tax deposit.

                                       9

                                SMALL WORLD TOYS

                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)

               ELEVEN MONTHS (SHORT YEAR) ENDED DECEMBER 31, 2002
                         AND YEAR ENDED JANUARY 31, 2002

(4)   PROPERTY AND EQUIPMENT:

      A summary is as follows:

                                              December 31,     January 31,
                                                 2002             2002
                                                 ----             ----

          Computer hardware                   $  406,990       $  379,113
          Leasehold improvements                 342,701          342,701
          Computer software                      318,073          314,474
          Warehouse equipment                    281,201          281,201
          Furniture and fixtures                 194,416          193,490
          Vehicles                               133,657          126,086
          Furniture and fixtures
            held under capital lease              74,021           74,021
                                              ----------       ----------

                                               1,751,059        1,711,086

          Less accumulated depreciation
            and amortization
                                               1,352,017        1,219,996
                                              ----------       ----------

                                              $  399,042       $  491,090
                                              ==========       ==========

      Included in  accumulated  depreciation  for  equipment  held under capital lease is $51,519  and  $38,491 for the eleven  months  (short  year) ended
      December 31, 2002 and for the year ended January 31, 2002, respectively.

(5)   OTHER ASSETS:

      A summary is as follows:

                                              December 31     January 31
                                                 2002           2002
                                                 ----           ----

          Packaging                            $136,755       $164,361
          Design                                 91,408        125,184
          Trademark, net of accumulated
            amortization of $18,259
            and $19,918, respectively
                                                 41,496         59,755
          Deposits                               35,374         28,808
          Covenant not to compete,
            net of accumulated
            amortization of $20,417                  --          4,583
                                               --------       --------

                                               $305,033       $382,691
                                               ========       ========

                                       10

                                SMALL WORLD TOYS

                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)

               ELEVEN MONTHS (SHORT YEAR) ENDED DECEMBER 31, 2002
                         AND YEAR ENDED JANUARY 31, 2002

(6)   MAJOR VENDOR:

      Approximately  $1,590,000 of the Company's  total purchases for the eleven months (short year) ended December 31, 2002 were from one vendor. Included in accounts payable at December 31, 2002 is approximately $110,000 owed to this vendor. Approximately $3,782,000 of the Company's total purchases for the year  ended  January  31,  2002  were from two  vendors,  one of which provided an exclusive product line. On September 27, 2001, the Company was bought out of its remaining contractual obligation for the exclusive right to purchase and  distribute  toys from one of the  suppliers.  Included in accounts payable at January 31, 2002 is approximately  $10,000 owed to the other vendor.

(7)   ACCRUED EXPENSES AND OTHER CURRENT LIABILITIES:

      A summary is as follows:

                                            December 31,     January 31,
                                               2002             2002
                                               ----             ----

          Wages                               $312,172        $411,381
          Commissions                          173,566         165,374
          Interest - stockholders               80,142              --
          Rent                                  22,768          29,412
          Interest - note payable               20,627           7,505
          Customer credit balances              15,379          73,734
          Dividends                             10,950          12,600
          Other                                  7,463          34,937
          Freight allowances                     3,115          13,773
          Income taxes payable                   2,889             219
          Insurance                                 --           3,210
                                              --------        --------

                                              $649,071        $752,145
                                              ========        ========

(8)   DEFERRED REVENUES:

      On September 27, 2001,  the Company  entered into a settlement and release agreement whereby the remaining  contractual  obligation for the exclusive right to purchase and  distribute  toys from a supplier was bought out for
      $725,000. Management recognized this revenue as other income over what was to be the remaining one-year of the contract. As of December 31, 2002, the
      Company has recognized all of this revenue.

                                       11

                                SMALL WORLD TOYS

                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)

               ELEVEN MONTHS (SHORT YEAR) ENDED DECEMBER 31, 2002
                         AND YEAR ENDED JANUARY 31, 2002

(9)   NOTE PAYABLE, BANK:

      The Company may borrow up to $11,500,000  under a revolving line of credit agreement  expiring  June 30,  2003.  Borrowings  under the line of credit agreement  are  limited  to a maximum of 80% to 90% of  eligible  accounts receivable plus 50% of eligible inventory to a maximum of $3,000,000, plus
      50% of the undrawn face amount of outstanding letters of credit. At times, advances against eligible  inventory  cannot exceed  outstanding  advances against eligible accounts receivable. Borrowings in the form of commercial and  direct  consignment  letters of credit and  acceptances  are  further limited to $1,500,000  and  borrowings in the form of releases are limited to $200,000. In addition,  borrowings in the form of foreign exchanges are limited to  $100,000.  Interest  is  payable  monthly at either the bank's prime rate or at 1.75% above the LIBOR rate as requested by the Company in accordance  with the terms of the  agreement.  At December 31,  2002,  the
      Company has  borrowings of $200,000 at the bank's prime rate of 4.25%.  In addition, at December 31 2002, the Company has borrowings of $2,000,000 at
      1.75% above the LIBOR rate, or 3.66%.  All  borrowings at January 31, 2002 were at the bank's prime rate of 4.75%.

      The agreement  contains various financial  covenants and is collateralized by a security  interest in  substantially  all of the Company's  assets as well as the personal guarantee of an  officer-stockholder  of the Company.
      The Company was in compliance with its financial covenants at December 31,
      2002.

(10)  LONG-TERM DEBT:

      A summary is as follows:

                                                                          December 31,        January 31,
                                                                              2002               2002
                                                                         --------------      --------------
      Unsecured officer-stockholder notes, due in various dates
      through January 31, 2005, bearing interest between 5% and 11%
      per annum, payable annually. These notes are not subordinated to
      the bank.                                                                 725,190             736,978

      Unsecured officer-stockholder notes, due January 31, 2005, subordinated to all indebtedness to the bank, bearing interest
      at 11% per annum, payable annually.                                       307,453             307,453

      Unsecured related party notes, due in various dates through
      January 31, 2005, bearing interest between 5% and 10% per annum, payable annually and monthly. The notes may be renewed at the option of the Company or the related parties, relatives of an
      officer-stockholder.                                                      294,612             190,623

                                       12

                                SMALL WORLD TOYS

                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)

               ELEVEN MONTHS (SHORT YEAR) ENDED DECEMBER 31, 2002
                         AND YEAR ENDED JANUARY 31, 2002

(10)  LONG-TERM DEBT, CONTINUED:

                                                                          December 31,        January 31,
                                                                              2002               2002
                                                                              ----               ----

      Capital lease obligation, secured by the related equipment, payable in monthly installments of $2,335, including interest at
      8.5% per annum, through May 2003.                                          10,305              34,170
                                                                         --------------      --------------

                                                                              1,337,560           1,269,224
      Less current maturities, including $10,305 and
      $26,128 for capital lease obligations                                      10,305             663,946
                                                                         --------------      --------------
                                                                         $    1,327,255      $      605,278
                                                                         ==============      ==============

      The following summarizes the aggregate maturities of the long-term debt as of December 31, 2002:

           Year ending December 31,
                    2003                                  $     10,305
                    2004                                       695,784
                    2005                                       631,471
                                                          ------------
                                                          $  1,337,560
                                                          ============

(11)  COMMITMENTS AND CONTINGENCIES:

      LEASES

      The  Company  leases  three   facilities  and  certain   equipment   under
      noncancellable  operating and capital  leases,  respectively,  expiring in various  years  through 2007 and is committed to minimum  rental  payments
      (exclusive of real estate taxes, maintenance, etc.) as follows:

                                                OPERATING LEASES  CAPITAL LEASES
                                                ----------------  --------------
             Year ending December 31,
                    2003                            $   680,385      $  10,305
                    2004                                692,328             --
                    2005                                627,611             --
                    2006                                 45,112             --
                    2007                                     --             --
                                                    -----------      ---------

                Total minimum lease payments        $ 2,045,435      $  10,305
                                                    ===========      =========

                                       13

                                SMALL WORLD TOYS

                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)

               ELEVEN MONTHS (SHORT YEAR) ENDED DECEMBER 31, 2002
                         AND YEAR ENDED JANUARY 31, 2002

(11)  COMMITMENTS AND CONTINGENCIES, CONTINUED:

      LEASES, CONTINUED

      The Carson  warehouse  lease  provides  for reduced rent for the first six months of the lease term. Rent expense is recognized on the  straight-line method over the term of the lease.  The  difference  between  rent expense recognized  and rent payable  under the terms of the lease is reflected in accrued  expenses and other  current  liabilities.  Rent is also  adjusted based  on  increases  in the  consumer  price  index on July 1,  2003.  In addition,  the lease  provides  a  five-year  renewal  option at a monthly rental of 95% of the  market  rental  value as  determined  by lessor  and lessee in the first month of the option  period.  The market  rental value may not be less than the rent during the last month of the original  lease term. This lease is guaranteed by an officer-stockholder of the Company.

      The Culver City office lease is guaranteed by the  officer-stockholders of the  Company.  The  Company  sublets  a  portion  of  this  space  under a noncancellable  sublease agreement.  Minimum rental payments have not been reduced by $703,624 to be received in the future under this noncancellable sublease.

      Rent  for the  New  York  showroom  is  adjusted  semi-annually  based  on increases in the consumer  price index.  The Company has a  month-to-month sublease  arrangement  with its  sales  force,  whereby  they pay a fee of
      $2,800 per month for the  privilege  of utilizing a portion of this space.
      On September 1, 2001, a separate sublease  agreement was entered into with a different sublessor  (unrelated party) for the remainder of the showroom space with terms through April 30, 2005.  Currently,  both parties  occupy
      100%  of  the  showroom  space  and  pay  all  of the  rent,  as  adjusted semi-annually  based on  increases in the  consumer  price  index,  to the
      Company.

      Each  facility  lease  requires  payment  of certain  additional  expenses
      including  utilities,   property  taxes,  insurance  and  other  operating
      expenses.

      Rent expense  charged to operations was $619,243 and $664,021 and sublease rental income included in other income (expense) was $294,522 and $266,376 for the eleven  months  (short  year) ended  December 31, 2002 and for the year ended January 31, 2002, respectively.

                                       14

                                SMALL WORLD TOYS

                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)

               ELEVEN MONTHS (SHORT YEAR) ENDED DECEMBER 31, 2002
                         AND YEAR ENDED JANUARY 31, 2002

(11)  COMMITMENTS AND CONTINGENCIES, CONTINUED:

      STOCKHOLDER/MEMBER AGREEMENTS

      The  Company  has an  employment  agreement  with  an  officer-stockholder providing  for a minimum  annual salary of $80,500 plus  specified  fringe benefits.  The Company is  obligated to continue  payment of  compensation until the officer-stockholder's  interest is terminated.  Small World Toys has entered into a buy/sell agreement with its officer-stockholders, which requires the  declaration  and payment of dividends  within 15 days of the close of each  fiscal  quarter  and within 2 1/2 months of the fiscal year end for  individual  income taxes  resulting  from the federal and state S
      Corporation  income  attributable  to Small World Toys.  Income  taxes are computed  based on the  highest  federal and  California  income tax rates imposed for unmarried individuals.  Under the provisions of the agreement, upon the death of a  stockholder,  the other  stockholder  is  required to purchase the deceased stockholder's interest in the Company based upon the fair  market  value  of the  stock.  The  agreement  also  obligates  each
      stockholder   to  purchase   specified   amounts  of  life   insurance  in
      consideration for the other's interest in the Company.

      LICENSE AGREEMENTS

      The Company is party to several license agreements for the acquisition and development  of certain  toys and  related  manufacturing,  licensing  and distribution rights.  Royalties range from 3% to 10% of various categories of sales.  The  agreements  remain in  effect  for as long as the  Company manufactures and sells the toys.

      LETTER OF CREDIT

      There were no open  letters of credit at December  31, 2002 or January 31,
      2002.

(12)  PROFIT SHARING PLAN:

      The Company  has a  qualified  401(k)  profit  sharing  plan in effect for eligible employees.  The plan provides for pre-tax employee contributions.
      A portion of the  pre-tax  employee  contributions  will be matched by the
      Company  on a  discretionary  basis.  The plan also  provides  for  annual contributions at the discretion of the Company.  Total  contributions  are not to exceed annual amounts  deductible  under Internal  Revenue  Service regulations. No contributions were made for the eleven months (short year)
      ended December 31, 2002 and for the year ended January 31, 2002.

(13)  PROVISION FOR BAD DEBTS:

      There were no direct  write-offs  of accounts  receivable to the provision for bad debts for the eleven  months  ended  December 31, 2002 and for the year ended  January 31, 2002.  The Company  records  their  write-offs  of accounts receivable through the allowance for doubtful accounts.

                                       15

                                SMALL WORLD TOYS

                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)

               ELEVEN MONTHS (SHORT YEAR) ENDED DECEMBER 31, 2002
                         AND YEAR ENDED JANUARY 31, 2002

(14)  OTHER INCOME (EXPENSE):

      A summary is as follows:

                                                     Short year ended    Year ended
                                                       December 31,      January 31,
                                                           2002             2002
                                                           ----             ----
          Deferred revenue recognized (Note 8)           $ 664,578        $  60,413
          Interest expense                                (324,419)        (549,924)
          Sublease rental income                           294,522          266,376
          Commission income                                142,751          361,464
          Other                                             41,301           14,673
          Gain on sale of assets                            14,000           40,024
          Gain (loss) on foreign currency exchange          (1,746)           2,225
                                                         ---------        ---------

                                                         $ 830,987        $ 195,251
                                                         =========        =========

(15)  INCOME TAXES:

      A summary is as follows:

                                        Short year ended     Year ended
                                           December 31,      January 31,
                                              2002              2002
                                              ----              ----

          Current taxes                      $21,210           $18,824
          Deferred taxes                       7,409            10,794
                                             -------           -------

                                             $28,619           $29,618
                                             =======           =======

      Deferred tax  (liabilities)  assets  recognized for  deductible  temporary differences  were  ($2,828) and $4,581 for the eleven  months (short year)
      ended  December  31,  2002  and for  the  year  ended  January  31,  2002, respectively.

                                       16

                                SMALL WORLD TOYS
                           (A CALIFORNIA CORPORATION)

                              FINANCIAL STATEMENTS

                        YEAR ENDED DECEMBER 31, 2003 AND
               ELEVEN MONTHS (SHORT YEAR) ENDED DECEMBER 31, 2002

CONTENTS

                                                                     PAGE

INDEPENDENT AUDITORS' REPORT                                           1

FINANCIAL STATEMENTS:

  Balance Sheets                                                       2
  Statements of Income                                                 3
  Statement of Stockholders' Equity                                    4
  Statements of Cash Flows                                             5
  Notes to Financial Statements                                      6-15

                          INDEPENDENT AUDITORS' REPORT

Board of Directors
Small World Toys
Culver City, California

We have  audited  the  accompanying  balance  sheets of Small  World  Toys as of
December 31, 2003 and 2002, and the related statements of income,  stockholders'
equity and cash flows for the year ended December 31, 2003 and the eleven months
(short  year) ended  December  31,  2002.  These  financial  statements  are the responsibility of the Company's management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the  United  States of  America.  Those  standards  require  that we plan and perform the audit to obtain  reasonable  assurance  about  whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis,  evidence  supporting  the amounts and  disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant  estimates  made by  management,  as well as evaluating  the overall financial  statements  presentation.  We  believe  that  our  audits  provide  a reasonable basis for our opinion.

In our opinion,  the financial  statements  referred to above present fairly, in all material respects, the financial position of Small World Toys as of December
31, 2003 and 2002, and the results of its operations and cash flows for the year ended  December 31, 2003 and the eleven months  (short year) ended  December 31,
2002, in conformity with accounting  principles generally accepted in the United
States of America.

/s/ Stonefiled Josephson, Inc.

CERTIFIED PUBLIC ACCOUNTANTS

Santa Monica, California
March 5, 2004

                                       1

                              SMALL WORLD TOYS

                               BALANCE SHEETS

                                                                December 31,      December 31,
                                                                   2003              2002
                                                                -----------       -----------
                                   ASSETS

CURRENT ASSETS:
Cash                                                            $    24,202       $   171,206
Accounts receivable, less allowance for doubtful accounts
of $128,180 and $377,913                                          4,723,364         4,460,006
Other receivables                                                   325,226           434,164
Inventory - on premises                                           2,523,111         2,537,817
          - in-transit                                            1,697,133           510,246
Prepaid expenses and other current assets                           785,243           664,746
                                                                -----------       -----------

          Total current assets                                   10,078,279         8,778,185

PROPERTY AND EQUIPMENT, net                                         369,006           399,042

OTHER ASSETS                                                        351,029           305,033
                                                                -----------       -----------

                                                                $10,798,314       $ 9,482,260
                                                                ===========       ===========

                    LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:

Note payable, bank                                              $ 2,900,000       $ 2,200,000
Current maturities of long-term debt                                512,394            10,305
Accounts payable                                                  2,859,229         1,707,724
Accrued expenses                                                    892,886           649,071
Dividends payable                                                    42,200                --
Deferred income taxes                                                 7,149             8,382
                                                                -----------       -----------

          Total current liabilities                               7,213,858         4,575,482
                                                                -----------       -----------

LONG-TERM DEBT, less current maturities                             171,329         1,327,255
                                                                -----------       -----------

STOCKHOLDERS' EQUITY:

  Common stock; $1 par value; 200,000 shares authorized;
    10,000 shares issued and outstanding                             10,000            10,000
  Retained earnings                                               3,403,127         3,569,523
                                                                -----------       -----------

          Total stockholders' equity                              3,413,127         3,579,523
                                                                -----------       -----------

                                                                $10,798,314       $ 9,482,260
                                                                ===========       ===========

                                       2

                                SMALL WORLD TOYS

                              STATEMENTS OF INCOME

                                                                                           Eleven months
                                                        Year ended                      (short year) ended
                                                     December 31, 2003                   December 31, 2002
                                               -----------------------------        -----------------------------
                                                 Amount            Percent            Amount             Percent
                                               -----------       -----------        -----------       -----------
NET SALES                                      $25,970,397             100.0%       $24,344,159             100.0%

COST OF SALES                                   14,988,070              57.8         14,288,744              58.7
                                               -----------       -----------        -----------       -----------

GROSS PROFIT                                    10,982,327              42.2         10,055,415              41.3
                                               -----------       -----------        -----------       -----------

OPERATING EXPENSES:
  Warehousing                                    1,181,707               4.6          1,029,073               4.2
  Selling                                        4,239,008              16.3          3,816,775              15.7
  Marketing                                      1,195,075               4.6          1,010,053               4.1
  Product development                              719,449               2.8            768,145               3.2
  Product selection                                312,725               1.2            249,090               1.0
  General and administrative                     2,848,928              11.0          2,492,658              10.2
  Provision for bad debts                          141,400               0.5            443,374               1.8
                                               -----------       -----------        -----------       -----------

          Total operating expenses              10,638,292              41.0          9,809,168              40.2
                                               -----------       -----------        -----------       -----------

INCOME FROM OPERATIONS BEFORE OTHER

  INCOME AND PROVISION FOR INCOME TAXES            344,035               1.2            246,247               1.1

OTHER INCOME                                       436,250               1.6            830,987               3.5
                                               -----------       -----------        -----------       -----------

INCOME BEFORE PROVISION FOR INCOME TAXES           780,285               2.8          1,077,234               4.6

PROVISION FOR INCOME TAXES                          39,974               0.2             25,699               0.1
                                               -----------       -----------        -----------       -----------

NET INCOME                                     $   740,311               2.6%       $ 1,051,535               4.5%
                                               ===========       ===========        ===========       ===========

                                       3

                                SMALL WORLD TOYS

                        STATEMENT OF STOCKHOLDERS' EQUITY

                 YEAR ENDED DECEMBER 31, 2003 AND ELEVEN MONTHS
                      (SHORT YEAR) ENDED DECEMBER 31, 2002

                                                               Common stock                                    Total
                                                     -----------------------------        Retained          stockholders'
                                                          Shares         Amount           earnings            equity
                                                     -------------  --------------  ------------------   ------------------
Balance at January 31, 2002                                10,000         $10,000         $ 3,120,009          $ 3,130,009

Dividends                                                                                    (602,021)            (602,021)

Net income for the eleven months (short
  year) ended December 31, 2002                                                             1,051,535            1,051,535
                                                     -------------  --------------  ------------------   ------------------

Balance at December 31, 2002                               10,000          10,000           3,569,523            3,579,523

Dividends - paid                                                                             (864,507)            (864,507)
          - declared                                                                          (42,200)             (42,200)

Net income for the year ended
  December 31, 2003                                                                           740,311              740,311
                                                     -------------  --------------  ------------------   ------------------

Balance at December 31, 2003                               10,000         $10,000         $ 3,403,127          $ 3,413,127
                                                     =============  ==============  ==================   ==================

                                       4

                                SMALL WORLD TOYS

                            STATEMENTS OF CASH FLOWS

                           INCREASE (DECREASE) IN CASH

                                                                                   Eleven months
                                                               Year ended       (short year) ended
                                                           December 31, 2003    December 31, 2002
                                                           -----------------    -----------------

CASH FLOWS PROVIDED BY (USED FOR) OPERATING ACTIVITIES:
  Net income                                                   $   740,311        $ 1,051,535
                                                               -----------        -----------

  ADJUSTMENTS TO RECONCILE NET INCOME TO NET CASH
    PROVIDED BY (USED FOR) OPERATING ACTIVITIES:
      Depreciation and amortization                                188,397            199,226
      Gain on sale of asset                                         (5,841)           (14,000)
      Provision for bad debts                                      141,400            443,374

CHANGES IN ASSETS AND LIABILITIES:
    (INCREASE) DECREASE IN ASSETS:

      Accounts receivable                                         (404,758)        (2,186,173)
Other receivables                                                  108,938                 --
      Inventory - on premises                                       14,706            262,927
                      - in-transit                              (1,186,887)           (20,428)
      Prepaid expenses and other current assets                   (140,518)           468,504
      Deferred income taxes                                         (1,233)            12,963
      Other assets                                                 (45,996)            77,658

    INCREASE (DECREASE) IN LIABILITIES:

      Accounts payable and accrued expenses                      1,395,320            646,124
      Deferred revenues                                                 --           (664,578)
                                                               -----------        -----------

          Total adjustments                                         63,528           (774,403)
                                                               -----------        -----------

          Net cash provided by operating activities                803,839            277,132
                                                               -----------        -----------

CASH FLOWS PROVIDED BY (USED FOR) INVESTING ACTIVITIES:

Payments to acquire property and equipment                        (182,999)           (91,670)
Proceeds from sale of property and equipment                        50,500                 --
                                                               -----------        -----------

          Net cash used for investing activities                  (132,499)           (91,670)
                                                               -----------        -----------

CASH FLOWS PROVIDED BY (USED FOR) FINANCING ACTIVITIES:
  Proceeds from (payments on) line of credit                       700,000           (200,000)
  Proceeds from long-term debt                                      91,092            216,589
  Principal payments on long-term debt                            (744,929)          (148,253)
  Dividends paid                                                  (864,507)          (603,529)
                                                               -----------        -----------

          Net cash used for financing activities                  (818,344)          (735,193)
                                                               -----------        -----------

NET DECREASE IN CASH                                              (147,004)          (549,731)
CASH, beginning of year                                            171,206            720,937
                                                               -----------        -----------

CASH, end of year                                              $    24,202        $   171,206
                                                               ===========        ===========

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
  Income taxes paid                                                 31,500        $     8,518
                                                               ===========        ===========
  Interest paid                                                $   349,282        $   324,419
                                                               ===========        ===========

SUPPLEMENTAL DISCLOSURE OF NON-CASH FINANCING ACTIVITY -
  dividends declared                                           $    42,200        $        --
                                                               ===========        ===========

                                       5

                                SMALL WORLD TOYS

                          NOTES TO FINANCIAL STATEMENTS

                 YEAR ENDED DECEMBER 31, 2003 AND ELEVEN MONTHS
                      (SHORT YEAR) ENDED DECEMBER 31, 2002

(1)   DESCRIPTION OF BUSINESS:

      GENERAL:

            Small World Toys (the "Company") is primarily engaged in the sale of imported and  domestic  specialty  educational  toys to gift and toy stores located  throughout the United States.  The Company  operates from Los  Angeles,  California  and has a showroom in New York City,
            New York.

(2)   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

      USE OF ESTIMATES:

            The   preparation  of  financial   statements  in  conformity   with
            accounting  principles  generally  accepted in the United  States of
            America  requires  management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent  assets and  liabilities  at the date of the financial statements and reported  amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

      REVENUE RECOGNITION:

            Revenues are recognized upon shipment of merchandise,  at which time title transfers. Shipping and handling charges are included in gross sales, with the related costs included in operating expense.

      CASH:

            EQUIVALENTS

            For  purposes  of the  statement  of cash  flows,  cash  equivalents include all highly liquid debt instruments with original  maturities of  three  months  or less  which  are not  securing  any  corporate obligations.

            CONCENTRATION

            The Company maintains its cash in bank deposit  accounts,  which, at times,  may exceed  federally  insured  limits.  The Company has not experienced any losses in such accounts.

                                       6

                                SMALL WORLD TOYS

                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                 YEAR ENDED DECEMBER 31, 2003 AND ELEVEN MONTHS
                      (SHORT YEAR) ENDED DECEMBER 31, 2002

(2)   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED:

      INVENTORY:

            Inventory is valued at the lower of cost or market,  cost  generally being determined on a moving-average cost basis.

      PROPERTY AND EQUIPMENT:

            Property and  equipment  are valued at cost.  Depreciation  is being provided by use of  accelerated  methods over the  estimated  useful lives of the assets. The estimated useful lives of the assets are as follows:

             Computer hardware                                          5 years
             Computer software                                          5 years
             Furniture and fixtures                                 5 - 7 years
             Furniture and fixtures held under capital lease            5 years
             Vehicles                                                   5 years
             Warehouse equipment                                    5 - 7 years

            Leasehold  improvements  are amortized on the  straight-line  method over the term of the lease or estimated  useful  life,  whichever is shorter.

            Expenditures  for  maintenance and repairs are charged to operations as incurred, while renewals and betterments are capitalized.

      ADVERTISING COSTS:

            The Company  expenses  advertising  costs as  incurred.  Advertising costs  charged  to  operations  were  $2,088 and $5,985 for the year ended  December  31, 2003 and the eleven  months  (short year) ended
            December  31,  2002,  respectively.  Advertising  costs  under co-op arrangements  were $108,828 and $102,790 for the year ended December
            31, 2003 and the eleven months (short year) ended December 31, 2002, respectively.

      INCOME TAXES:

            The Company has elected to be taxed as an S Corporation  whereby the entire federal and California  taxable income or loss of the Company
            is  reportable  by  the  stockholders.   The  Company  will  not  be
            responsible  for federal  income tax or California  franchise tax in excess of the minimum tax, but will incur a 1.5% California  surtax.
            The Company has not elected to be treated as an S Corporation in New
            York and is therefore taxed as a C Corporation.

                                       7

                                SMALL WORLD TOYS

                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                 YEAR ENDED DECEMBER 31, 2003 AND ELEVEN MONTHS
                      (SHORT YEAR) ENDED DECEMBER 31, 2002

(3)   PREPAID EXPENSES AND OTHER CURRENT ASSETS:

      A summary is as follows:

                                                    December 31,    December 31,
                                                        2003            2002
                                                        ----            ----

          Packaging                                  $  313,859      $  280,087
          Design                                        286,816         189,512
          Other                                         103,980         108,645
          Payroll taxes                                  64,018              --
          Catalogs                                       65,068         110,060
          Insurance                                     107,919          86,098
          Trademark                                      41,496          61,365
          Trade shows                                    46,780          59,085
          Purchases                                      65,008          35,060
          Taxes and licenses                              1,868           4,493
                                                     ----------      ----------
                                                      1,096,812         934,405

          Less long-term portion of packaging,
            design and trademark                        311,569         269,659
                                                     ----------      ----------

                                                     $  785,243      $  664,746
                                                     ==========      ==========

(4)      PROPERTY AND EQUIPMENT:

         A summary is as follows:

                                              December 31,     December 31,
                                                 2003              2002
                                                 ----              ----

          Computer hardware                   $  513,299       $  406,990
          Computer software                      349,417          318,073
          Leasehold improvements                 346,587          342,701
          Warehouse equipment                    317,622          281,201
          Furniture and fixtures                 204,447          268,437
          Vehicles                               132,174          133,657
                                              ----------       ----------
                                               1,863,546        1,751,059

          Less accumulated depreciation
            and amortization                   1,494,540        1,352,017
                                              ----------       ----------
                                              $  369,006       $  399,042
                                              ==========       ==========

                                       8

                                SMALL WORLD TOYS

                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                 YEAR ENDED DECEMBER 31, 2003 AND ELEVEN MONTHS
                      (SHORT YEAR) ENDED DECEMBER 31, 2002

(5)   OTHER ASSETS:

      A summary is as follows:

                                                     December 31,   December 31,
                                                        2003            2002
                                                        ----            ----

          Prepaid
                - Packaging                            $161,837       $136,755
                - Design                                128,154         91,408
          Trademark, net of accumulated
              amortization of $38,177 and $18,259,
              respectively                               21,578         41,496
          Deposits                                       39,460         35,374
                                                       --------       --------

                                                       $351,029       $305,033
                                                       ========       ========

(6)   MAJOR VENDOR:

      Approximately  $1,242,000 and $1,590,000 of the Company's  total purchases for the year ended  December 31, 2003 and the eleven  months  (short year)
      ended  December 31, 2002 were from one vendor,  respectively.  Included in accounts  payable  for the year  ended  December  31,  2003 and the eleven months (short year) ended December 31, 2002 is  approximately  $91,000 and
      $110,000 owed to this vendor, respectively.

                                      9

                                SMALL WORLD TOYS

                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                 YEAR ENDED DECEMBER 31, 2003 AND ELEVEN MONTHS
                      (SHORT YEAR) ENDED DECEMBER 31, 2002

(7)   ACCRUED EXPENSES AND OTHER CURRENT LIABILITIES:

      A summary is as follows:

                                              December 31,   December 31,
                                                 2003           2002

          Wages and bonuses                    $431,637       $312,172
          Commissions                           196,270        173,566
          Customer credit balances               72,649         15,379
          Rent                                   15,520         22,768
          Dividends                              42,200         10,950
          Bank overdraft                        122,512             --
          Interest - bank                        20,848         20,627
          Income taxes payable                   12,722          2,889
          Freight allowances                      2,287          3,115
          Interest - stockholders                    --         80,142
          Other                                  18,441          7,463
                                               --------       --------

                                               $935,086       $649,071
                                               ========       ========

(8)   DEFERRED REVENUES:

      On September 27, 2001,  the Company  entered into a settlement and release agreement whereby the remaining  contractual  obligation for the exclusive right to purchase and  distribute  toys from a supplier was bought out for
      $725,000. Management recognized this revenue as other income over what was to be the remaining one-year of the contract. As of December 31, 2002, the
      Company has recognized the remaining $664,578 in revenue.

                                       10

                                SMALL WORLD TOYS

                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                 YEAR ENDED DECEMBER 31, 2003 AND ELEVEN MONTHS
                      (SHORT YEAR) ENDED DECEMBER 31, 2002

(9)   NOTE PAYABLE, BANK:

      The Company may borrow up to $11,500,000  under a revolving line of credit agreement  expiring  July 1,  2005.  Borrowings  under  the line of credit agreement  are  limited  to a maximum of 80% to 90% of  eligible  accounts receivable plus 50% of eligible inventory to a maximum of $3,000,000, plus
      50% of the undrawn face amount of  outstanding  letters of credit.  At any time,  advances  against  eligible  inventory  cannot  exceed  outstanding advances against eligible accounts  receivable.  Borrowings in the form of commercial and direct  consignment  letters of credit and  acceptances are further  limited to $1,500,000  and borrowings in the form of releases are limited  to  $200,000.  In  addition,  borrowings  in the form of  foreign exchanges are limited to $1,000,000. Interest is payable monthly at either the bank's prime rate or at 1.75% above the LIBOR rate as requested by the
      Company in  accordance  with the terms of the  agreement.  At December 31,
      2003 and 2002,  the Company had borrowings of $900,000 and $200,000 at the bank's  prime  rate of 5.75% and  4.25%,  respectively.  In  addition,  at
      December 31, 2003 and 2002,  the Company had  borrowings  of $2,000,000 at the LIBOR rate of 3.20% and 3.66% per annum, respectively.

      There were no letter of credit  balances at December 31, 2003 and December
      31, 2002.

      The agreement  contains various financial  covenants and is collateralized by a security  interest in  substantially  all of the Company's  assets as well as the personal guarantee of an  officer-stockholder  of the Company.
      The Company was in compliance with all financial covenants at December 31,
      2003 and 2002.

(10)  LONG-TERM DEBT:

      A summary is as follows:

                                                                                 December 31,       December 31,
                                                                                    2003               2002
                                                                                    ----               ----

          Unsecured related party notes, due at various dates through
          January 31, 2006, bearing interest between 10% and 11% per annum, payable annually and monthly. The notes may be renewed at the option of the Company or the related parties, relatives of
          an officer-stockholder                                                   $114,612         $294,612

          Unsecured officer-stockholder notes, due January 31, 2006, subordinated to all indebtedness to the bank until July 30, 2003 when the bank cancelled the subordination agreement, bearing
          interest at 11% per annum, payable annually                                56,717          307,453

                                       11

                                SMALL WORLD TOYS

                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                 YEAR ENDED DECEMBER 31, 2003 AND ELEVEN MONTHS
                      (SHORT YEAR) ENDED DECEMBER 31, 2002

(10)  LONG-TERM DEBT, CONTINUED:

                                                                                 December 31,     December 31,
                                                                                    2003             2002
                                                                                    ----             ----

          Unsecured officer-stockholder notes, due at various dates
          through December 31, 2004, bearing interest substantially at 11%
          per annum, payable annually. These notes are not subordinated to
          the bank                                                                  512,394          725,190

          Capital lease obligation, secured by the related equipment, payable in monthly installments of $2,335, including interest at
          8.5% per annum, through May 2003                                               --           10,305
                                                                                 ----------       ----------

                                                                                    683,723        1,337,560

          Less current maturities                                                   512,394           10,305
                                                                                 ----------       ----------

                                                                                 $  171,329       $1,327,255
                                                                                 ==========       ==========

      The following summarizes the aggregate maturities of the long-term debt as of December 31, 2003:

         Year ending December 31,
                    2004                                        $       512,394
                    2005                                                      -
                    2006                                                171,329
                                                                ---------------

                                                                $       683,723
                                                                ===============

(11)  COMMITMENTS AND CONTINGENCIES:

      LEASES

      The Company leases three facilities under noncancellable operating leases, expiring in various years through 2006 and is committed to minimum  rental payments (exclusive of real estate taxes, maintenance, etc.) as follows:

         Year ending December 31,
                    2004                                      $       692,328
                    2005                                              627,611
                    2006                                               45,112
                                                              ---------------

                Total minimum lease payments                  $     1,365,051
                                                              ===============

                                       12

                                SMALL WORLD TOYS

                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                 YEAR ENDED DECEMBER 31, 2003 AND ELEVEN MONTHS
                      (SHORT YEAR) ENDED DECEMBER 31, 2002

(11)  COMMITMENTS AND CONTINGENCIES, CONTINUED:

      LEASES, CONTINUED

      The Carson  warehouse  lease  provides  for reduced rent for the first six months of the lease term. Rent expense is recognized on the  straight-line method over the term of the lease.  The  difference  between  rent expense recognized  and rent payable  under the terms of the lease is reflected in accrued  expenses and other  current  liabilities.  Rent is also  adjusted based  on  increases  in the  consumer  price  index on July 1,  2003.  In addition,  the lease  provides  a  five-year  renewal  option at a monthly rental of 95% of the  market  rental  value as  determined  by lessor  and lessee in the first month of the option  period.  The market  rental value may not be less than the rent during the last month of the original  lease term. This lease is guaranteed by an officer-stockholder of the Company.

      The Culver City office lease is guaranteed by the  officer-stockholders of the  Company.  The  Company  sublets  a  portion  of  this  space  under a noncancellable  sublease agreement.  Minimum rental payments have not been reduced by  $490,599 of rental  income to be received in the future  under this noncancellable sublease.

      Rent  for the  New  York  showroom  is  adjusted  semi-annually  based  on increases in the consumer  price index.  The Company has a  month-to-month sublease  arrangement  with its  sales  force,  whereby  they pay a fee of
      $2,800 per month for the  privilege  of utilizing a portion of this space.
      On September 1, 2001, a separate sublease  agreement was entered into with a different sublessor  (unrelated party) for the remainder of the showroom space with terms through April 30, 2005.  Currently,  both parties  occupy
      100%  of  the  showroom  space  and  pay  all  of the  rent,  as  adjusted semi-annually  based on  increases in the  consumer  price  index,  to the
      Company.

      Each  facility  lease  requires  payment  of certain  additional  expenses
      including  utilities,   property  taxes,  insurance  and  other  operating
      expenses.

      Rent expense  charged to operations was $690,050 and $619,243 and sublease rental income included in other income (expense) was $332,455 and $294,522 for the year ended  December 31, 2003 and the eleven  months  (short year)
      ended December 31, 2002, respectively.

                                       13

                                SMALL WORLD TOYS

                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                 YEAR ENDED DECEMBER 31, 2003 AND ELEVEN MONTHS
                      (SHORT YEAR) ENDED DECEMBER 31, 2002

(11)  COMMITMENTS AND CONTINGENCIES, CONTINUED:

      STOCKHOLDER/MEMBER AGREEMENTS

      The  Company  has an  employment  agreement  with  an  officer-stockholder providing  for a minimum  annual salary of $80,500 plus  specified  fringe benefits.  The Company is  obligated to continue  payment of  compensation until the officer-stockholder's  interest is terminated.  Small World Toys has entered into a buy/sell agreement with its officer-stockholders, which requires the  declaration  and payment of dividends  within 15 days of the close of each  fiscal  quarter  and within 2 1/2 months of the fiscal year end for  individual  income taxes  resulting  from the federal and state S
      Corporation  income  attributable  to Small World Toys.  Income  taxes are computed  based on the  highest  federal and  California  income tax rates imposed for unmarried individuals.  Under the provisions of the agreement, upon the death of a  stockholder,  the other  stockholder  is  required to purchase the deceased stockholder's interest in the Company based upon the fair  market  value  of the  stock.  The  agreement  also  obligates  each
      stockholder   to  purchase   specified   amounts  of  life   insurance  in
      consideration for the other's interest in the Company.

      LICENSE AGREEMENTS

      The Company is party to several license agreements for the acquisition and development  of certain  toys and  related  manufacturing,  licensing  and distribution rights.  Royalties range from 3% to 10% of various categories of sales.  The  agreements  remain in  effect  for as long as the  Company manufactures and sells the toys.

(12)  PROFIT SHARING PLAN:

      The Company  has a  qualified  401(k)  profit  sharing  plan in effect for eligible employees.  The plan provides for pre-tax employee contributions.
      A portion of the  pre-tax  employee  contributions  will be matched by the
      Company  on a  discretionary  basis.  The plan also  provides  for  annual contributions at the discretion of the Company.  Total  contributions  are not to exceed annual amounts  deductible  under Internal  Revenue  Service regulations.  No  contributions  were made for the year ended December 31,
      2003 and the eleven months (short year) ended December 31, 2002.

                                       14

                                SMALL WORLD TOYS

                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                 YEAR ENDED DECEMBER 31, 2003 AND ELEVEN MONTHS
                      (SHORT YEAR) ENDED DECEMBER 31, 2002

(13)  OTHER INCOME (EXPENSE):

      A summary is as follows:

                                                                     Eleven months
                                                     Year ended   (Short year) ended
                                                    December 31,     December 31,
                                                       2003              2002
                                                       ----              ----

          Deferred revenue recognized (Note 8)       $      --        $ 664,578
          Interest expense                            (301,434)        (324,419)
          Sublease rental income                       332,455          294,522
          Commission income                            390,008          142,751
          Other                                         19,221           53,555

                                                     ---------        ---------

                                                     $ 436,250        $ 830,987
                                                     =========        =========

(14)  INCOME TAXES:

      A summary is as follows:

                                                           Eleven months
                                           Year ended    (Short year) ended
                                          December 31,       December 31,
                                             2003               2002
                                             ----               ----

          Current taxes                    $ 41,207           $ 12,376
          Deferred taxes                     (1,233)            12,963
                                           --------           --------
                                           $ 39,974           $ 25,699
                                           ========           ========

      Deferred tax  (liabilities)  assets  recognized for  deductible  temporary differences  were  ($7,149) and  ($8,382) for the year ended  December 31,
      2003  and  the  eleven  months  (short  year)  ended  December  31,  2002, respectively.

                                       15

                                SMALL WORLD TOYS

                             Condensed Balance Sheet
                                 March 31, 2004

ASSETS

CURRENT ASSETS:
  Cash                                                               $    35,476
  Accounts receivable, less allowance for doubtful
    accounts of $185,178                                               5,976,123
  Other receivables                                                      238,439
  Inventory - on premises                                              2,643,700
                  in-transit                                           1,288,012
  Prepaid expenses and other current assets                              724,159
                                                                     -----------

          Total current assets                                        10,905,909

PROPERTY AND EQUIPMENT, net                                              291,007

OTHER ASSETS                                                             368,896
                                                                     -----------

                                                                     $11,565,812
                                                                     ===========

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
  Note payable, bank                                                 $ 5,150,000
  Notes payable, officer-stockholders                                    683,723
  Accounts payable                                                     1,729,627
  Accrued expenses                                                       615,539
  Deferred income taxes                                                    6,829
                                                                     -----------

          Total current liabilities                                    8,185,718
                                                                     -----------

STOCKHOLDERS' EQUITY:
  Common stock; $1 par value; 200,000 shares authorized;
    10,000 shares issued and outstanding                                  10,000
  Retained earnings                                                    3,370,094
                                                                     -----------

          Total stockholders' equity                                   3,380,094
                                                                     -----------

                                                                     $11,565,812
                                                                     ===========

                                       1

                                SMALL WORLD TOYS

                   Condensed Statements of Income (Operations)

                                                   Three Months Ended March 31, 2004      Three Months Ended March 31, 2003
                                                   ---------------------------------      ---------------------------------
                                                         Amount           Percent            Amount             Percent
                                                      -----------       -----------        -----------        -----------

NET SALES                                             $ 6,596,783             100.0%       $ 5,399,222              100.0%

COST OF SALES                                           3,651,678              55.4          2,988,954               55.4
                                                      -----------       -----------        -----------        -----------

GROSS PROFIT                                            2,945,105              44.6          2,410,268               44.6

OPERATING EXPENSES                                      2,927,467              44.4          2,486,159               46.0
                                                      -----------       -----------        -----------        -----------

INCOME (LOSS) FROM OPERATIONS BEFORE OTHER

  INCOME AND PROVISION FOR INCOME TAXES                    17,638               0.2            (75,891)              (1.4)

OTHER INCOME, NET                                          26,781               0.4             33,108                0.6
                                                      -----------       -----------        -----------        -----------

INCOME (LOSS) BEFORE PROVISION FOR INCOME TAXES            44,419               0.6            (42,783)              (0.8)

PROVISION FOR INCOME TAXES                                  1,060                --                399                 --
                                                      -----------       -----------        -----------        -----------

NET INCOME (LOSS)                                     $    43,359               0.6%       $   (43,182)              (0.8)%
                                                      ===========       ===========        ===========        ===========

                                       2

                                SMALL WORLD TOYS
                       Condensed Statements of Cash Flows
                           Increase (Decrease) in Cash

                                                           Three Months Ended  Three Months Ended
                                                             March 31, 2004       March 31, 2003
                                                               -----------        -----------

CASH FLOWS PROVIDED BY (USED FOR) OPERATING ACTIVITIES:
  Net income (loss)                                            $    43,359        $   (43,182)
                                                               -----------        -----------

  ADJUSTMENTS TO RECONCILE NET INCOME (LOSS) TO NET CASH
    PROVIDED BY (USED FOR) OPERATING ACTIVITIES:
      Depreciation and amortization                                 40,042             43,058
      Provision for bad debts                                       49,505                 --

CHANGES IN ASSETS AND LIABILITIES:
    (INCREASE) DECREASE IN ASSETS:

      Accounts receivable                                       (1,302,264)          (234,155)
Other receivables                                                   86,787            329,644
      Inventory - on premises                                     (120,589)            72,820
                - in-transit                                       409,121           (283,527)
      Prepaid expenses and other current assets                     61,084            (88,182)
      Deferred income taxes                                           (320)              (721)
      Other assets                                                 (17,867)          (416,411)

    DECREASE IN LIABILITIES -
      accounts payable and accrued expenses                     (1,449,149)          (527,773)
                                                               -----------        -----------

          Total adjustments                                     (2,243,650)        (1,105,247)
                                                               -----------        -----------

          Net cash used for operating activities                (2,200,290)        (1,148,429)
                                                               -----------        -----------

CASH FLOWS USED FOR INVESTING ACTIVITIES -
  payments to acquire property and equipment                       (38,436)           (57,548)
                                                               -----------        -----------

CASH FLOWS PROVIDED BY (USED FOR) FINANCING ACTIVITIES:
  Proceeds from line of credit                                   2,250,000          1,200,000
  Payments on notes payable, officer-stockholders                       --           (152,414)
                                                               -----------        -----------

          Net cash provided by financing activities              2,250,000          1,047,586
                                                               -----------        -----------

NET INCREASE (DECREASE) IN CASH                                     11,274           (158,391)
CASH, beginning of period                                           24,202            171,206
                                                               -----------        -----------

CASH, end of period                                            $    35,476        $    12,815
                                                               ===========        ===========

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
  Income taxes paid                                            $     2,900        $    15,000
                                                               ===========        ===========
  Interest paid                                                $    20,814        $    52,550
                                                               ===========        ===========

SUPPLEMENTAL DISCLOSURE OF NON-CASH FINANCING ACTIVITY -
  non-cash dividends                                           $    76,392        $        --
                                                               ===========        ===========

                                       3

SMALL WORLD TOYS
NOTES TO CONDENSED FINANCIAL STATEMENTS
THREE MONTHS ENDED MARCH 31, 2004 AND 2003
--------------------------------------------------------------------------------

(1)   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

      GENERAL:

            Small World Toys (the "Company") is primarily engaged in the sale of imported and  domestic  specialty  educational  toys to gift and toy stores located  throughout the United States.  The Company  operates from Los  Angeles,  California  and has a showroom in New York City,
            New York.

      BASIS OF PRESENTATION:

            In  the  opinion  of  the   management  of  Small  World  Toys  (the
            "Company"),   the   accompanying   unaudited   condensed   financial
            statements  include all normal adjustments  considered  necessary to present  fairly the financial  position as of March 31, 2004 and the results of operation and cash flows for the three months ended March
            31, 2004 and 2003.

            The unaudited condensed financial statements and notes are presented as permitted by Form 10-QSB.  These condensed  financial  statements have  been  prepared  by  the  Company  pursuant  to the  rules  and regulations of the Securities and Exchange  Commission  (the "SEC").
            Certain information and footnote  disclosures,  normally included in financial  statements prepared in accordance with generally accepted accounting  principles have been omitted  pursuant to such SEC rules and regulations. These condensed financial statements should be read in conjunction with the Company's audited  financial  statements and the accompanying notes included in the Company's Form 10-KSB for the year ended  December  31,  2003,  filed with the SEC. The results of operations  for the three  months  ended March 31, 2004 and 2003 are not  necessarily  indicative  of the results to be expected  for any subsequent quarter or for the entire fiscal year.

      USE OF ESTIMATES:

            The   preparation  of  financial   statements  in  conformity   with
            accounting  principles  generally  accepted in the United  States of
            America  requires  management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent  assets and  liabilities  at the date of the financial statements and reported  amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

      REVENUE RECOGNITION:

            Revenues are recognized upon shipment of merchandise,  at which time title transfers. Shipping and handling charges are included in gross sales, with the related costs included in operating expenses.

      INVENTORY:

            Inventory is valued at the lower of cost or market,  cost  generally being determined on a moving-average cost basis.

                                       4

SMALL WORLD TOYS
NOTES TO CONDENSED FINANCIAL STATEMENTS
THREE MONTHS ENDED MARCH 31, 2004 AND 2003
--------------------------------------------------------------------------------

(1)   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED:

      PROPERTY AND EQUIPMENT:

            Property and  equipment  are valued at cost.  Depreciation  is being provided by use of  accelerated  methods over the  estimated  useful lives of the assets. The estimated useful lives of the assets are as follows:

               Computer hardware                                        5 years
               Computer software                                        5 years
               Furniture and fixtures                               5 - 7 years
               Furniture and fixtures held under capital lease          5 years
               Vehicles                                                 5 years
               Warehouse equipment                                  5 - 7 years

            Leasehold  improvements  are amortized on the  straight-line  method over the term of the lease or estimated  useful  life,  whichever is shorter.

            Expenditures  for  maintenance and repairs are charged to operations as incurred, while renewals and betterments are capitalized.

      INCOME TAXES:

            The Company has elected to be taxed as an S Corporation, whereby the entire federal and California  taxable income or loss of the Company
            is  reportable  by  the  stockholders.   The  Company  will  not  be
            responsible  for federal  income tax or California  franchise tax in excess of the minimum tax, but will incur a 1.5% California  surtax.
            The Company has not elected to be treated as an S Corporation in New
            York and is therefore taxed as a C Corporation.

            The Company  accounts for income taxes in  accordance  with SFAS No.
            109,  "Accounting for Income Taxes."  Deferred taxes are provided on the liability  method whereby deferred tax assets are recognized for deductible temporary  differences,  and deferred tax liabilities are recognized for taxable temporary differences.  Temporary differences are the  differences  between  the  reported  amounts  of assets and liabilities and their tax bases.  Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some  portion or all of the deferred tax assets will be realized.  Deferred tax assets and  liabilities are adjusted for the  effects  of  changes  in tax laws and  rates on the date of enactment.

(2)   MAJOR CUSTOMER:

      Included in outstanding receivables is approximately $197,000 due from one customer.  Sales to this customer amounted to approximately $1,086,000 for the three months ended March 31, 2004.

                                       5

SMALL WORLD TOYS
NOTES TO CONDENSED FINANCIAL STATEMENTS
THREE MONTHS ENDED MARCH 31, 2004 AND 2003
--------------------------------------------------------------------------------

(3)   NOTE PAYABLE, BANK:

      The Company may borrow up to $11,500,000  under a revolving line of credit agreement  expiring  July 1,  2005.  Borrowings  under  the line of credit agreement  are  limited  to a maximum of 80% to 90% of  eligible  accounts receivable plus 50% of eligible inventory to a maximum of $3,000,000, plus
      50% of the undrawn face amount of  outstanding  letters of credit.  At any time,  advances  against  eligible  inventory  cannot  exceed  outstanding advances against eligible accounts  receivable.  Borrowings in the form of commercial and direct  consignment  letters of credit and  acceptances are further  limited to $1,500,000  and borrowings in the form of releases are limited  to  $200,000.  In  addition,  borrowings  in the form of  foreign exchanges are limited to $1,000,000. Interest is payable monthly at either the bank's prime rate or at 1.75% above the LIBOR rate as requested by the
      Company in accordance  with the terms of the agreement.  At March 31, 2004 and 2003,  the Company  had  borrowings  of $300,000  and $0 at the bank's prime rate of 4.00%,  respectively.  In  addition,  at March 31,  2004 and
      2003,   the  Company  had   borrowings  of  $4,850,000   and   $3,400,000,
      respectively, at the LIBOR rate ranging from 2.85% to 3.66% per annum.

      There were no letter of credit balances at March 31, 2004 and 2003.

      The agreement  contains various financial  covenants and is collateralized by a security  interest in  substantially  all of the Company's  assets as well as the personal guarantee of an  officer-stockholder  of the Company.
      The Company was in compliance  with all  financial  covenants at March 31,
      2004 and 2003.

(4)   NOTES PAYABLE, OFFICER-STOCKHOLDERS:

      Notes are due ranging from December 31, 2004 to January 31, 2006,  bearing interest  at  approximately  11% per annum.  All notes are  classified  as short-term  as it is the  intention  of the  Company to repay  these notes within one year of the balance sheet date.

(5)   INCOME TAXES:

      The provision for income taxes is as follows at March 31:

                                                   2004          2003
                                                   ----          ----
          Current:
              Federal                            $    --       $    --
              States                               1,380           399

          Deferred                                  (320)          722
                                                 -------       -------

                                                 $ 1,060       $ 1,121
                                                 =======       =======

                                       6